CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement on Form S-1 (Amendment No. 3) filed with the Securities and Exchange Commission (File No. 333-215446), of our report dated June 21, 2017 relating to the financial statements of Entranet Inc. as of December 31, 2016 and 2015 and the years then ended. We also consent to the reference to our firm under the heading "Interest of Named Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

July 20, 2017